As filed with the Securities and Exchange Commission on October 1, 1999

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            THE PENN TRAFFIC COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                      25-0716800
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                      Identification Number)

                              --------------------

                            1200 State Fair Boulevard
                          Syracuse, New York 13221-4737

                 PENN TRAFFIC COMPANY 1999 EQUITY INCENTIVE PLAN
                  THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                              --------------------

                              Francis D. Price, Jr.
                            The Penn Traffic Company
                            1200 State Fair Boulevard
                          Syracuse, New York 13221-4737
                                 (315) 461-2347
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                               ------------------

                                    Copy to:
                              Douglas A. Cifu, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                             New York, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                           Proposed             Proposed
      Title of                          Maximum Offering         Maximum
  Securities to be       Amount to be   Price Per Share     Aggregate Offering     Amount of
    Registered           Registered(1)  of Common Stock(2)      Price (2)       Registration Fee
------------------------------------------------------------------------------------------------
Common Stock $0.01 par    2,547,000          8.5937           21,888,153.90         $6,085.00
value per share
------------------------------------------------------------------------------------------------

(1) Comprised of 2,297,000 shares of common stock reserved for issuance pursuant to the 1999 Equity Incentive Plan and 250,000 shares reserved for issuance pursuant to the Non-Employee Directors' Stock Option Plan.
(2) Estimated solely for purposes of calculating the registration fee and calculated pursuant to Rule 457(c), based on the average of the high and low sales prices of the shares of common stock on September 29, 1999 as reported on the Nasdaq National Market.

                                EXPLANATORY NOTE

         The Section 10(a) prospectuses being delivered by The Penn Traffic Company (the "Company") to participants in the Company's 1999 Equity Incentive Plan and the Non-Employee Directors' Stock Option Plan (collectively, the "Plans") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of Common Stock, par value $.01 per share (the "Common Stock") reserved for issuance pursuant to the Plans. The Plan information required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1. PLAN INFORMATION. Section 10(a) Prospectuses are being delivered to Participants as described in the Explanatory Note on the preceding page

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. See Explanatory Note.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by the Penn Traffic Company (the "Company") are hereby incorporated in this Registration Statement by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended January 30, 1999, filed on April 30, 1999, as amended on Form 10-K/A, filed on May 3, 1999.

         (b)      (1)      Current Reports on Form 8-K, filed on June 11, 1999
                           and July 14, 1999.

                  (2) Quarterly Reports on Form 10-Q, filed on June 15, 1999 and September 14, 1999, including the amendment on Form 10-Q/A filed on September 22, 1999.

         (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G/A, dated June 29, 1999, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of, the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Article 9 of the Amended and Restated Certificate of Incorporation of the Company and Article 8 of the Company's By-laws provide in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the full extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         5        Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
         23(a)    Consent of PricewaterhouseCoopers LLP
         23(b)    Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in its opinion filed as Exhibit 5 hereto)
         24       Power of Attorney

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information which
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, The Penn Traffic Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 30th day of September, 1999.

                               PENN TRAFFIC COMPANY


                               By: /s/ Joseph V. Fisher
                                  ---------------------------------
                                  Name: Joseph V. Fisher
                                  Title: President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities:

          SIGNATURE                                  TITLE
          ---------                                  -----


/s/ Gary D. Hirsch              Chairman of the Executive Committee and Director
------------------------------
        Gary D. Hirsch


/s/ Joseph V. Fisher            President, Chief Executive Officer and Director
------------------------------
       Joseph V. Fisher


/s/ Martin A. Fox               Vice Chairman of the Executive Committee, Chief
------------------------------  Financial Officer and Director
       Martin A. Fox


/s/ Randy Martin                Vice President and Chief Accounting Officer
------------------------------
       Randy Martin


/s/ Kevin P. Collins            Director
------------------------------
      Kevin P. Collins


/s/ Gabriel Nechamkin           Director
------------------------------
     Gabriel Nechamkin


/s/ Mark Sonnino                Director
------------------------------
        Mark Sonnino

                                  EXHIBIT INDEX
                                  -------------

  EXHIBIT                                                      SEQUENTIAL
  NUMBER                     DESCRIPTION OF EXHIBIT            PAGE NUMBER
  ------                     ----------------------            -----------

5           --  Opinion of Paul, Weiss, Rifkind, Wharton
                & Garrison regarding legality of the
                securities being registered
23(a)       --  Consent of PricewaterhouseCoopers LLP
23(b)       --  Consent of Paul, Weiss, Rifkind, Wharton
                & Garrison (included in the opinion filed
                as Exhibit 5)
24          --  Power of Attorney